                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC

                                    Three First National Plaza
                                    70 West Madison Street, Suite 3300
                                    Chicago, Illinois 60606-4207
                                    312.372-1121 Fax 312.372-2098

                                    Offices in Chicago and
                                    Washington D.C.

                              November 16, 2001

     As counsel for Nuveen Real Estate Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 (File No. 333- 68948 and 811-10491) on October 17, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                     Very truly yours,


                                     /s/ Bell, Boyd & Lloyd LLC